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                                                            EXHIBIT 99.05


FOR IMMEDIATE RELEASE      CONTACT:   WILLIAM D. LINEHAN
                                      CHIEF FINANCIAL OFFICER
                                      603-431-1780

ENVIRONMENTAL POWER CORPORATION TO ACQUIRE CONTROLLING INTEREST IN DISTRIBUTED RENEWABLE ENERGY COMPANY

PORTSMOUTH, NH - June 21, 2001 - Environmental Power Corporation (OTCBB:POWR) ("EPC") announced today that it had agreed to acquire an 80% or greater controlling interest in Microgy Cogeneration Systems, Inc. ("Microgy"), a Golden, Colorado based renewable energy and distributed generation company. Microgy has various renewable resource and energy technology licenses, including an exclusive license on a microturbine cogeneration system, and an exclusive license for high efficiency conversion of certain agri-wastes into power for supply to the utility grid. This transaction remains subject to EPC due diligence and approval of its Board of Directors.

EPC also advised that, due to this pending transaction, it has postponed its June 26, 2001 shareholders meeting to a later date, following closing, which will be announced.

Joe Cresci, Chairman and CEO of EPC, stated, "We believe that this acquisition would place EPC at the center of the distributed generation segment of the power industry. With Microgy's advanced technology and an estimated market potential of more than 12,000 MW from agri-waste fuel sources alone, we will be well positioned to address the need for distributed power generation in many major markets including California, New York, and the mid-west."

George Kast, Chairman of Microgy, stated, "We are very pleased to become a part of EPC. Given the tremendous need for new power sources and Microgy's focus on quick to permit and construct facilities, we believe we can become a predominant distributed energy provider of environmentally sound energy solutions globally."

This acquisition by EPC involves the exchange of Microgy stock by certain of its principal shareholders for common and convertible preferred stock of EPC. Following the closing with these principal Microgy shareholders, EPC intends to offer to acquire the remaining Microgy securities using the same exchange ratio as with the principal shareholders. The exchange rate is based on all of the fully diluted equity of Microgy being exchanged for 45% of the fully diluted equity of EPC.

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CAUTIONARY STATEMENT:

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. Certain statements contained in this press release, such as statements concerning EPC's position in the distributed generation segment of the power industry, the availability of agri-waste fuel sources, the need for new power capacity, the market potential, EPC's plan to announce a new annual meeting date, EPC's acquisition of the remaining Microgy securities and other statements contained herein regarding matters that are not historical facts, are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties involving development stage companies, financing requirements and uncertainties, difficulties involved in executing on a business plan, risks relating to managing and integrating acquired businesses, volatile and unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with EPC's or Microgy's projects, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, the competitive environment in which EPC and Microgy operate and other factors, including those described in the Company's filings with the Securities and Exchange Commission, including the section "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Certain Factors That May Impact Future Results" of EPC's Quarterly Report on Form 10-Q for the period ended March 31, 2001. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. EPC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT ENVIRONMENTAL POWER CORPORATION:

Environmental Power is an energy company focused on environmentally sound power generation, including waste coal, biomass and distributed generation.

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